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                                                                      EXHIBIT 11



                         (Coopers & Lybrand Letterhead)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of MONY Series Fund, Inc. on Form N-1A (File No. 2-95501) of our report dated February 14, 1997, on our audits of the financial statements and financial highlights of MONY Series Fund, Inc.



     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants."



                                          Coopers & Lybrand L.L.P.



New York, New York


February 27, 1997